                                                                    EXHIBIT 99.1


                  NSI COMPLETES SPIN-OFF OF ACUITY BRANDS, INC.

ATLANTA, Dec. 3 /PRNewswire/ -- National Service Industries, Inc. (NYSE: NSI - news) today announced the completion of the spin-off of Acuity Brands, Inc., as an independent, publicly traded company. The spin-off was effective as of 11:59 p.m. ET on Friday, November 30, 2001. "Regular way" trading for NSI, without the right to receive Acuity Brands shares in the distribution, begins on Monday, December 3, 2001, on the New York Stock Exchange under the trading symbol "NSI." "Regular way" trading for Acuity Brands also begins on December 3, 2001, on the New York Stock Exchange under the trading symbol "AYI." Each NSI stockholder of record as of November 16, 2001, will receive a dividend of one share of Acuity Brands common stock for each share of NSI common stock held on such date. An information statement describing the spin- off and Acuity Brands was mailed to NSI shareholders on November 16, 2001.

Effective December 1, 2001, Brock A. Hattox, formerly NSI's executive vice president and chief financial officer, assumed his new role of chairman, chief executive officer and president of NSI. In addition, Richard W. LeBer and J. Randolph (Randy) Zook, presidents of National Linen Service and Atlantic Envelope Company, respectively, each assumed the additional title of executive vice president of NSI. Chester J. (Chet) Popkowski, formerly NSI's vice president and treasurer, became senior vice president, chief financial officer, and treasurer. Carol Ellis Morgan, formerly NSI's vice president and deputy general counsel, became senior vice president, general counsel, and secretary.

"We are optimistic about this exciting phase in our company's history," said Hattox. "With the spin-off complete and our new management team and board of directors in place, we are focusing on employee and customer satisfaction as well as improved operational performance and cash flow. Achievement of these goals will lead to consistent, steady growth and improved long-term value to our shareholders."

Following the spin-off, NSI shares represent investors' interest in NSI without the right to receive shares of Acuity Brands. Record owners of NSI common stock will receive an account statement showing their ownership of Acuity Brands shares, which initially will be in book-entry form. The account statement will include information on how to request a physical stock certificate. Shareholders who hold their shares through brokers or other nominees will have their shares of Acuity Brands common stock credited to their accounts by their nominees or brokers.

The listing requirements of the New York Stock Exchange require that NSI disclose that additional information is available upon which the New York Stock Exchange relied to list the company's common stock. Such information is included in NSI's listing application to the New York Stock Exchange and is available to the public upon request.

Certain information contained in this press release constitutes forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently uncertain and involve risks. Consequently, actual results may differ materially from those indicated by the forward-looking statements. Statements made herein that may be considered forward looking include statements concerning the impact of the spin-off transaction on future visibility into NSI's businesses and increased management focus on improving performance and reducing debt. A variety of risks and uncertainties could cause the company's actual results to differ materially from the anticipated results or other expectations expressed in the company's forward-looking statements. The risks and uncertainties include without limitation the following: (a) underlying assumptions or expectations related to the spin-off transaction proving to be inaccurate or unrealized; (b) the uncertainty of general business and economic conditions; (c) unexpected developments and outcomes in the company's legal and environmental proceedings; and (d) those factors more particularly described in NSI's filings made with the Securities and Exchange Commission from time to time, including those risks and uncertainties set forth in NSI's Annual Report on Form 10-K for the fiscal year ended August 31, 2001.

National Service Industries, Inc., with fiscal year 2001 sales of $560 million, has two business segments -- textile rental and envelopes.

SOURCE: National Service Industries, Inc.